Exhibit 10.29.7

EXECUTION VERSION

AMENDMENT NO. 7 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 11, 2018, by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of September 11, 2018, the Agreement is hereby amended as follows:

(a) Section 6.2 of the Agreement is hereby amended by deleting clause (d) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(d)

Servicing Agreement. If there is a Servicer of the Purchased Mortgage Loans, Seller shall enter into a Servicing Agreement with the Servicer on behalf of Buyer, which such Servicing Agreement shall be on terms agreed to by Buyer, and which shall include, at a minimum, (i) a recognition by the Servicer of Buyer’s interests and rights to the Purchased Mortgage Loans as provided under this Agreement, including, without limitation, Buyer’s ownership of the servicing rights related to the Purchased Mortgage Loans; (ii) an obligation for the Servicer to subservice the Purchased Mortgage Loans consistent with the degree of skill and care that the Servicer customarily requires with respect to similar Mortgage Loans owned or managed by it but in no event no less than in accordance with Accepted Servicing Practices; (iii) an obligation to comply with all applicable federal, state and local laws and regulations; (iv) an obligation to maintain all state and federal licenses necessary for it to perform its subservicing responsibilities; (v) an obligation not to impair the rights of Buyer in any Purchased Mortgage Loans or any payment thereto and (vi) an obligation to collect all sums payable in respect of the Purchased Mortgage Loans on behalf of Buyer, in trust, in segregated custodial accounts and, solely with regard to collections from any Jumbo Aggregation Mortgage Loan, remit such Income to the Custodial Account within two (2) Business Days of receipt. Further, such Servicing Agreement shall contain express reporting requirements and other rights to allow Buyer to inspect the records of the Servicer with respect to the Purchased Mortgage Loans. Buyer may terminate the subservicing of any Purchased Mortgage Loan with the then existing Servicer in accordance with either Section 6.2(f) or Section 6.2(n).

(b) Section 6.2 of the Agreement is hereby amended by deleting clause (e)(ii) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(ii) Subject to Subsection 6.2(g), and to the extent not otherwise held by the Custodian, Seller shall at all times maintain and safeguard the Mortgage Loan File for the Purchased Mortgage Loan, and in any event shall maintain and safeguard photocopies of the documents delivered to Buyer pursuant to Section 3.3, and accurate and complete records of its servicing of the Purchased Mortgage Loan; Seller’s possession of such Mortgage Loan File is for the sole purpose of subservicing such Purchased Mortgage Loan and such retention and possession by Seller is in a custodial capacity only;

(c) Section 7.2(a) of the Agreement is hereby amended by deleting paragraph (v) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(v)

a schedule identifying each Mortgage Loan subject to the proposed Transaction as either a Safe Harbor Qualified Mortgage, a Rebuttable Presumption Qualified Mortgage, a Ginnie Mae EBO Mortgage Loan for which the originator received the related application prior to January 10, 2014, a Permitted Non-Qualified Mortgage Loan or a Bond Loan – 1st Lien, as applicable; and

(d) Article 9 of the Agreement is hereby amended by adding the following new section immediately following Section 9.11 thereof:

9.12

Beneficial Ownership Certification. On September 11, 2018 and on each one-year anniversary thereafter, Seller shall either (i) ensure that the Seller has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Buyer an updated Beneficial Ownership Certification, if the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in any respect. At all times, Seller shall use its reasonable best efforts to provide Buyer with prompt notice upon becoming aware that the information provided in the most recent Beneficial Ownership Certification is no longer true and correct and shall deliver an updated Beneficial Ownership Certification to Buyer promptly thereafter.

(e) Exhibit A to the Agreement is hereby amended by deleting the definition of “Payment Date” in its entirety and replacing it with the following:

Payment Date: With respect to (i) Unused Facility Fees, by the thirtieth (30th) day following the end of each quarter, (ii) Over/Under Account interest, the tenth (10th) Business Day of each quarter, and (iii) Price Differential, the fifth (5th) Business Day of each month; provided, however, in each case, Buyer may change the Payment Date from time to time upon thirty (30) days prior notice to Seller.

(f) Exhibit A to the Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

Beneficial Ownership Certification: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

CRA Aggregation Mortgage Loan: An Agency Eligible Mortgage Loan or Government Mortgage Loan that is intended to be sold to an Approved Investor, other than an Agency, for purposes of such Approved Investor, at its sole discretion, seeking credits for the Community Reinvestment Act (“CRA”) (1977) (12 U.S.C. 2901-Regulations 12 CFR parts 25, 228, 345, and 195).

(g) Exhibit L to the Agreement, “Representations and Warranties Concerning Seller”, is hereby amended by adding the following new paragraph immediately following paragraph (v) thereof:

(w)

Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects as of each date Seller delivers a Beneficial Ownership Certification to Buyer pursuant to Section 9.12 hereof.

(h) Exhibit L to the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by deleting paragraph (n) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(n) Title Insurance. A valid and enforceable title insurance policy has been issued or a commitment to issue such title insurance policy has been obtained for the Mortgage Loan in an amount not less than the original principal amount of such Mortgage Loan, which title insurance policy insures that the Mortgage relating thereto is a valid first lien or second lien, as applicable, on the Mortgaged Property therein described and that such Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage (or with respect to a Closed-End Second Lien Mortgage Loan, the priority over the second lien of the Mortgage (other than, for the avoidance of doubt, any first lien of the Mortgage that has been disclosed to Buyer)) and otherwise in compliance with the requirements of the applicable Approved Investor. The title insurance company that issued the applicable Closing Protection Letter has also issued or has committed to issue the title insurance policy.

(i) Exhibit L to the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by deleting paragraph (s) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(s) Compliance with Guidelines. Each Ginnie Mae EBO Mortgage Loan was originated in Strict Compliance with and remains in compliance with the Ginnie Mae Guide. Each HARP Mortgage Loan was originated in Strict Compliance with and remains in compliance with the Agency guides and the guidance issued by the Federal Housing Finance Authority, Fannie Mae and Freddie Mac for origination of mortgage loans under the Home Affordable Refinance Program.

(j) Exhibit L to the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by deleting paragraph (bb) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(bb) Appraisal. Except as may otherwise be permitted by the applicable Agency guidelines with respect to HARP Mortgage Loans and except for Closed-End Second Lien Mortgage Loans with an original loan amount less than or equal to $100,000, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant FHA, VA, RD, Fannie Mae and Freddie Mac guidelines, as applicable, each as amended and as in effect on the date the Mortgage Loan was originated. With respect to a Closed-End Second Lien Mortgage Loan with an original loan amount less than or equal to $100,000, a Review Appraisal approved by Buyer in its sole discretion was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

2.

No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.

Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.

Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.

Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

7.

Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.	LOANDEPOT.COM, LLC

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Amendment No. 7 to A&R MRA